Exhibit 99.1

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the quarterly report of Netopia, Inc. (the “Company”) on Form 10-Q for the three months ended December 31, 2002 as filed with the United States Securities and Exchange Commission on the date hereof (the “Report”), Alan B. Lefkof, as President and Chief Executive Officer of the Company, and William B. Baker, as Senior Vice President, Finance and Operations, and Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

i.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
ii.	The information contained in the Report fully presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ ALAN B. LEFKOF

Alan B. Lefkof
President and Chief Executive Officer
Date:	February 14, 2003

By:	/s/ WILLIAM D. BAKER

William D. Baker
Senior Vice President, Finance and Operations, and Chief Financial Officer
Date:	February 14, 2003